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                                                                      EXHIBIT 21

Listed below are the subsidiaries of the Company as of the date of this registration statement. Names of certain inactive or minor subsidiaries have been omitted. All subsidiaries are wholly owned by the Company.

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SUBSIDIARY                                         JURISDICTION OF INCORPORATION
----------                                         -----------------------------
Access Financial Solutions, Inc.                   Maryland
Fulton Funding Corporation                         Delaware
Fulton International Foreign Sales Corporation     Barbados
Fulton International, Inc.                         Delaware
Fulton Investment, LP                              Cayman Islands
JLG Deutschland, GmbH                              Germany
JLG Equipment Services, Inc.                       Pennsylvania
JLG Equipment Services Ltd.                        Hong Kong
JLG Europe BV                                      Netherlands
JLG France Sarl                                    France
JLG Industries (Italia) S.r.L.                     Italy
JLG Industries (Norge) AS                          Norway
JLG Industries (Proprietary) Ltd.                  South Africa
JLG Industries (United Kingdom) Ltd.               United Kingdom
JLG Latino Americana Ltda.                         Brazil
JLG Manufacturing, LLC                             Pennsylvania
JLG Polska Sp z.o.o.                               Poland
JLG Properties (Australia) Pty. Ltd.               Australia
JLG Sverige AB                                     Sweden
Platforma Elevadoras JLG Iberica S.L.              Spain
JLG Manufacturing Europe BVBA                      Belgium
Gradall Industries, Inc.                           Delaware
The Gradall Company                                Ohio
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